Exhibit 99.1

Envestnet Reports Fourth Quarter 2021 Financial Results

Chicago, IL — February 24, 2022 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter and year ended December 31, 2021.

	Three Months Ended			Year Ended
Key Financial Metrics	December 31,		%	December 31,		%
(in millions, except per share data)	2021	2020	Change	2021	2020	Change
GAAP:
Total revenues	$319.6	$263.8	21%	$1,186.5	$998.2	19%
Net income (loss)	$(5.3)	$7.7	n/m	$12.7	$(2.6)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.09)	$0.13	n/m	$0.24	$(0.06)	n/m

Non-GAAP:
Adjusted revenues(1)	$319.7	$263.9	21%	$1,186.8	$998.9	19%
Adjusted EBITDA(1)	$56.2	$65.0	(14)%	$261.7	$242.9	8%
Adjusted net income(1)	$32.7	$38.3	(15)%	$158.0	$141.5	12%
Adjusted net income per diluted share(1)	$0.50	$0.69	(28)%	$2.42	$2.57	(6)%
n/m - not meaningful
“Envestnet delivered strong financial results during the fourth quarter and full year of 2021, building significant momentum for the year ahead,” said Bill Crager, Chief Executive Officer.

“Envestnet continues to invest and innovate the capabilities that enable our clients to help more and more people achieve a connected, intelligent financial life. We are executing on our roadmap and focused on driving accelerated financial results for shareholders,” remarked Mr. Crager.

Financial Results for the Fourth Quarter of 2021 Compared to the Fourth Quarter of 2020:

Total revenues increased 21% to $319.6 million for the fourth quarter of 2021 from $263.8 million for the fourth quarter of 2020. Asset-based recurring revenues increased 34% from the prior year period, and represented 61% of total revenues for the fourth quarter of 2021, compared to 55% of total revenues for the same period in 2020. Subscription-based recurring revenues increased 8% from the prior year period, and represented 37% of total revenues for the fourth quarter of 2021, compared to 41% of total revenues for the same period in 2020. Professional services and other non-recurring revenues decreased 35% from the prior year period.

Total operating expenses for the fourth quarter of 2021 increased 27% to $321.0 million from $252.4 million in the prior year period. Cost of revenues increased 44% to $120.5 million for the fourth quarter of 2021 from $83.6 million for the fourth quarter of 2020. Compensation and benefits increased 18% to $116.7 million for the fourth quarter of 2021 from $98.5 million for the prior year period. Compensation and benefits were 37% of total revenues for the fourth quarter of 2021, consistent with the fourth quarter of 2020. General and administration expenses increased 30% to $54.2 million for the fourth quarter of 2021 from $41.7 million for the prior year period. General and administration expenses were 17% of total revenues for the fourth quarter of 2021, compared to 16% in the prior year period.

Loss from operations was $1.3 million for the fourth quarter of 2021 compared to income from operations of $11.4 million for the fourth quarter of 2020. Net loss attributable to Envestnet, Inc. was $5.1 million, or $0.09 per diluted share, for the fourth quarter of 2021 compared to net income of $7.2 million, or $0.13 per diluted share, for the fourth quarter of 2020.

Adjusted revenues(1) for the fourth quarter of 2021 increased 21% to $319.7 million from $263.9 million for the prior year period. Adjusted EBITDA(1) for the fourth quarter of 2021 decreased 14% to $56.2 million from $65.0 million for the prior year period. Adjusted Net Income(1) for the fourth quarter of 2021 decreased 15% to $32.7 million from $38.3 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the fourth quarter of 2021 was $0.50, compared to $0.69 in the fourth quarter of 2020.

Financial Results for the Full Year of 2021 Compared to the Full Year of 2020:

Total revenues increased 19% to $1.2 billion for the year ended December 31, 2021 from $998.2 million for the year ended December 31, 2020. Asset-based recurring revenues increased 31% from the prior year period, and represented 60% of total revenues for the year ended December 31, 2021 compared to 54% for the year ended December 31, 2020. Subscription-based revenues increased 6% from the prior year period, and represented 38% of total revenues for the year ended December 31, 2021 compared to 43% of total revenues for the same period in 2020. Professional services and other non-recurring revenues decreased 25% from the prior year period.

Total operating expenses for the year ended December 31, 2021 increased 17% to $1.1 billion from $978.8 million in the prior year period. Cost of revenues increased 39% to $423.7 million for the year ended December 31, 2021 from $305.9 million for the year ended December 31, 2020. Compensation and benefits increased 8% to $432.8 million for the year ended December 31, 2021 from $399.0 million for the prior year period. Compensation and benefits were 36% of total revenues for the year ended December 31, 2021, compared to 40% in the prior year period. General and administration expenses increased 7% to $171.7 million for the year ended December 31, 2021 from $160.2 million for the prior year period. General and administration expenses were 14% of total revenues for the year ended December 31, 2021, compared to 16% in the prior year period.

Income from operations was $40.5 million for the year ended December 31, 2021 compared to income from operations of $19.4 million for the year ended December 31, 2020. Net income attributable to Envestnet, Inc. was $13.3 million, or $0.24 per diluted share, for the year ended December 31, 2021 compared to net loss of $3.1 million, or $0.06 per diluted share, for the year ended December 31, 2020.

Adjusted revenues(1) for the year ended December 31, 2021 increased 19% to $1.2 billion from $998.9 million for the prior year period. Adjusted EBITDA(1) for the year ended December 31, 2021 increased 8% to $261.7 million from $242.9 million for the prior year period. Adjusted Net Income(1) increased 12% for the year ended December 31, 2021 to $158.0 million from $141.5 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the year ended December 31, 2021 decreased 6% to $2.42 from $2.57 in the year ended December 31, 2020.

Outlook

Envestnet provided the following outlook for the first quarter ending March 31, 2022 and full year ending December 31, 2022. This outlook is based on the market value of assets on December 31, 2021. We caution that we cannot predict the market value of our assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”
Highlights:
•Envestnet reported full-year adjusted revenues of $1.2 billion, a 19% year-over-year increase from 2020.
•Adjusted EBITDA rose by 8% in 2021 to $261.7 million and Adjusted Net Income per Diluted Share was $2.42.

In Millions Except Adjusted EPS	1Q 2022			FY 2022
GAAP:
Revenues:
Asset-based	$204.5	-	$206.0
Subscription-based	$114.0	-	$115.0
Total recurring revenues	$318.5	-	$321.0
Professional services and other revenues	$3.5	-	$4.0
Total revenues	$322.0	-	$325.0	$1,360.0	-	$1,385.0

Asset-based cost of revenues	$116.0	-	$117.0
Total cost of revenues	$124.5	-	$125.5

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		65.9			66.5
Net Income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues(1):
Asset-based	$204.5	-	$206.0
Subscription-based	$114.0	-	$115.0
Total recurring revenues	$318.5	-	$321.0
Professional services and other revenues	$3.5	-	$4.0
Total revenues	$322.0	-	$325.0	$1,360.0	-	$1,385.0

Adjusted EBITDA(1)	$52.5	-	$54.5	$270.0	-	$280.0
Adjusted net income per diluted share(1)	$0.44		$0.45	$2.30	-	$2.40

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss fourth quarter 2021 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone. Over 108,000 advisors and more than 6,000 companies including: 18 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non‑cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, fair market value adjustment on investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on sale of interest in private company, income or loss allocations from equity method investments and (income) loss attributable to non‑controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non‑cash interest expense, cash interest on our convertible notes (subsequent to the adoption of ASU 2020-06 on January 1, 2021), non‑cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles and fair value adjustment to property and equipment, net, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on sale of interest in private company, income or loss allocations from equity method investments and (income) loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. Beginning January 1, 2021, the dilutive effect of our Convertible Notes are calculated using the if-converted method in accordance with the adoption of ASU 2020-06 (See Part I, “Note 2—Basis of Presentation”). As a result, 9.9 million potential shares to be issued in connection with our Convertible Notes are considered to be dilutive for purposes of the adjusted net income per share calculation beginning January 1, 2021.

See reconciliation of Non-GAAP Financial Measures on pages 11-17 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter and full year of 2022, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which may be unknown; the concentration of our revenues from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology ("FinTech") companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; general economic conditions, political and regulatory conditions; global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 24, 2022 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$429,279	$384,565
Fees receivable, net	95,291	80,064
Prepaid expenses and other current assets	42,706	40,570
Total current assets	567,276	505,199

Property and equipment, net	50,215	47,969
Internally developed software, net	133,659	96,501
Intangible assets, net	400,396	435,041
Goodwill	925,154	906,773
Operating lease right-of-use assets, net	90,714	105,249
Other non-current assets	73,768	47,558
Total assets	$2,241,182	$2,144,290

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$224,416	$158,548
Accounts payable	19,092	18,003
Operating lease liabilities	10,999	13,649
Contingent consideration	743	11,251
Deferred revenue	33,473	34,918
Total current liabilities	288,723	236,369

Long-term debt	848,862	756,503
Non-current operating lease liabilities	105,920	112,182
Deferred tax liabilities, net	21,021	34,740
Other non-current liabilities	17,114	28,678
Total liabilities	1,281,640	1,168,472

Equity:
Total stockholders’ equity	957,089	976,337
Non-controlling interest	2,453	(519)
Total liabilities and equity	$2,241,182	$2,144,290

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Asset-based	$195,918	$146,146	$709,376	$540,947
Subscription-based	118,084	109,080	453,989	426,507
Total recurring revenues	314,002	255,226	1,163,365	967,454
Professional services and other revenues	5,619	8,593	23,152	30,776
Total revenues	319,621	263,819	1,186,517	998,230

Operating expenses:
Cost of revenues	120,524	83,602	423,723	305,929
Compensation and benefits	116,728	98,547	432,829	398,970
General and administration	54,194	41,692	171,657	160,229
Depreciation and amortization	29,515	28,584	117,767	113,661
Total operating expenses	320,961	252,425	1,145,976	978,789

Income (loss) from operations	(1,340)	11,394	40,541	19,441
Other expense, net	(5,377)	(8,940)	(20,180)	(27,486)
Income (loss) before income tax provision (benefit)	(6,717)	2,454	20,361	(8,045)

Income tax provision (benefit)	(1,407)	(5,240)	7,667	(5,401)

Net income (loss)	(5,310)	7,694	12,694	(2,644)
Add: Net (income) loss attributable to non-controlling interest	201	(454)	602	(466)
Net income (loss) attributable to Envestnet, Inc.	$(5,109)	$7,240	$13,296	$(3,110)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.09)	$0.13	$0.24	$(0.06)

Diluted	$(0.09)	$0.13	$0.24	$(0.06)

Weighted average common shares outstanding:
Basic	54,678,195	53,960,769	54,470,975	53,589,232

Diluted	54,678,195	55,733,419	55,384,096	53,589,232

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$12,694	$(2,644)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	117,767	113,661
Provision for doubtful accounts	1,598	2,817
Deferred income taxes	(320)	(1,884)
Release of uncertain tax positions	—	(7,101)
Non-cash compensation expense	68,020	59,637
Non-cash interest expense	5,799	18,515
Accretion on contingent consideration and purchase liability	730	1,688
Payments of contingent consideration	(2,360)	—
Fair market value adjustment to contingent consideration liability	(1,067)	(3,105)
Fair market value adjustment to investment in private company	(758)	—
Gain on settlement of liability	(1,206)	—
Gain on acquisition of equity method investment	—	(4,230)
Loss allocation from equity method investments	7,093	5,399
Impairment of right of use assets	1,537	2,661
Other	465	(729)
Changes in operating assets and liabilities, net of acquisitions:
Fees receivable, net	(16,731)	(15,055)
Prepaid expenses and other current assets	399	(9,666)
Other non-current assets	2,741	(1,963)
Accrued expenses and other liabilities	53,265	22,109
Accounts payable	1,290	(187)
Deferred revenue	(2,080)	(4,125)
Other non-current liabilities	1,701	(5,962)
Net cash provided by operating activities	250,577	169,836

INVESTING ACTIVITIES:
Purchases of property and equipment	(23,731)	(12,088)
Capitalization of internally developed software	(65,170)	(54,908)
Investments in private companies	(25,926)	(15,640)
Acquisitions of businesses, net of cash acquired	(32,794)	(20,257)
Acquisition of proprietary technology	(25,517)	—
Advance for technology solutions	(3,000)	—
Other	—	2,897
Net cash used in investing activities	(176,138)	(99,996)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2021	2020
FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2025	—	517,500
Convertible Notes due 2025 issuance costs	—	(14,540)
Proceeds from borrowings on revolving credit facility	—	45,000
Payments on revolving credit facility	—	(305,000)
Capital contribution - non-controlling interest	3,201	606
Payments of deferred consideration on prior acquisitions	—	(1,879)
Payments of contingent consideration	(9,276)	—
Proceeds from exercise of stock options	2,090	10,760
Taxes paid in lieu of shares issued for stock-based compensation	(20,529)	(19,501)
Share repurchases	(4,001)	—
Other	(655)	4
Net cash provided by (used in) financing activities	(29,170)	232,950

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(555)	(831)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	44,714	301,959

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	384,714	82,755

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$429,428	$384,714

The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Consolidated Balance Sheets:

	December 31,
	2021	2020
Cash and cash equivalents	$429,279	$384,565
Restricted cash included in prepaid expenses and other current assets	149	—
Restricted cash included in other non-current assets	—	149
Total cash, cash equivalents and restricted cash	$429,428	$384,714

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Total revenues	$319,621	$263,819	$1,186,517	$998,230
Deferred revenue fair value adjustment (a)	57	85	284	692
Adjusted revenues	$319,678	$263,904	$1,186,801	$998,922

Net income (loss)	$(5,310)	$7,694	$12,694	$(2,644)
Add (deduct):
Deferred revenue fair value adjustment (a)	57	85	284	692
Interest income (b)	(258)	(262)	(827)	(1,112)
Interest expense (b)	4,249	9,597	16,931	31,504
Income tax provision (benefit)	(1,407)	(5,240)	7,667	(5,401)
Depreciation and amortization	29,515	28,584	117,767	113,661
Non-cash compensation expense (d)	17,713	13,916	68,020	57,113
Restructuring charges and transaction costs (e)	7,275	4,922	18,490	19,383
Severance (f)	849	6,544	11,347	25,110
Accretion on contingent consideration and purchase liability (c)	74	380	730	1,688
Fair market value adjustment on contingent consideration liability (c)	—	(1,049)	(1,067)	(3,105)
Fair market value adjustment to investment in private company (b)	—	—	(758)	—
Non-recurring litigation and regulatory related expenses (c)	2,432	1,796	7,591	7,825
Foreign currency (b)	(117)	184	(7)	116
Non-recurring gains (b)	—	(1,647)	—	(5,877)
Gain on settlement of liability (b)	—	—	(1,206)	—
Gain on insurance reimbursement (b)	—	—	(968)	—
Non-income tax expense adjustment (c)	(245)	(920)	(1,347)	421
Loss allocations from equity method investments (b)	1,540	1,119	7,093	5,399
Income attributable to non-controlling interest	(150)	(727)	(704)	(1,830)
Adjusted EBITDA	$56,217	$64,976	$261,730	$242,943
(a)For the three months ended December 31, 2021 and 2020, $57 and $85, respectively, were included within subscription-based revenues in the condensed consolidated statements of operations. For the years ended December 31, 2021 and 2020, $284 and $690, respectively, were included within subscription-based revenues in the condensed consolidated statements of operations. The remaining amounts for all periods were included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)For the three months and year ended December 31, 2021, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended December 31, 2020, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2020, $59,637 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net in the condensed consolidated statements of operations.
(e)For the three months ended December 31, 2021 and 2020, $1,711 and $4,121, respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the three months ended December 31, 2021 and 2020, $5,564 and $833, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2021 and 2020, $7,748 and $15,606, respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the year ended December 31, 2021 and 2020, $10,742 and $3,597, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. The remaining amounts for the 2020 periods were included within other expense, net in the condensed consolidated statements of operations.
(f)Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$(5,310)	$7,694	$12,694	$(2,644)
Income tax provision (benefit) (a)	(1,407)	(5,240)	7,667	(5,401)
Loss before income tax provision (benefit)	(6,717)	2,454	20,361	(8,045)
Add (deduct):
Deferred revenue fair value adjustment (b)	57	85	284	692
Non-cash interest expense (c)	1,450	6,798	5,745	17,480
Cash interest - Convertible Notes (c)	2,480	—	9,919	—
Non-cash compensation expense (f)	17,713	13,916	68,020	57,113
Restructuring charges and transaction costs (e)	7,275	4,922	18,490	19,383
Severance (g)	849	6,544	11,347	25,110
Accretion on contingent consideration and purchase liability (d)	74	380	730	1,688
Fair market value adjustment on contingent consideration liability (d)	—	(1,049)	(1,067)	(3,105)
Fair market value adjustment to investment in private company (c)	—	—	(758)	—
Amortization of acquired intangibles (h)	17,217	17,545	68,587	73,559
Non-recurring litigation and regulatory related expenses (d)	2,432	1,796	7,591	7,825
Foreign currency (c)	(117)	184	(7)	116
Non-recurring gains (c)	—	(1,647)	—	(5,877)
Gain on settlement of liability (c)	—	—	(1,206)	—
Gain on insurance reimbursement (c)	—	—	(968)	—
Non-income tax expense adjustment (d)	(245)	(920)	(1,347)	421
Loss allocations from equity method investments (c)	1,540	1,119	7,093	5,399
Income attributable to non-controlling interest	(150)	(727)	(704)	(1,830)
Adjusted net income before income tax effect	43,858	51,400	212,110	189,929
Income tax effect (i)	(11,184)	(13,107)	(54,088)	(48,432)
Adjusted net income	$32,674	$38,293	$158,022	$141,497

Basic number of weighted-average shares outstanding	54,678,195	53,960,769	54,470,975	53,589,232
Effect of dilutive shares:
Options to purchase common stock	201,300	290,366	206,022	416,593
Unvested restricted stock units	665,222	622,702	633,384	592,033
Convertible Notes	9,898,549	769,593	9,898,549	414,398
Warrants	93,947	89,989	73,715	58,459
Diluted number of weighted-average shares outstanding	65,537,213	55,733,419	65,282,645	55,070,715

Adjusted net income per share - diluted	$0.50	$0.69	$2.42	$2.57
(a)For the three months ended December 31, 2021 and 2020, the effective tax rate computed in accordance with GAAP equaled 20.9% and (213.5)%, respectively. For the year ended December 31, 2021 and 2020, the effective tax rate computed in accordance with GAAP equaled 37.7% and 67.1%, respectively.
(b)For the three months ended December 31, 2021 and 2020, $57 and $85, respectively, were included within subscription-based revenues, in the condensed consolidated statements of operations. For the year ended December 31, 2021 and 2020, $284 and $690, respectively, were included within subscription-based revenues in the condensed consolidated statements of operations. The remaining amounts for all periods were included within professional services and other revenues in the condensed consolidated statements of operations.
(c)Included within other expense, net in the condensed consolidated statements of operations.
(d)Included within general and administration expenses in the condensed consolidated statements of operations.
(e)For the three months ended December 31, 2021 and 2020, $1,711 and $4,121, respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the three months ended December 31, 2021 and 2020, $5,564 and $833, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2021 and 2020, $7,748 and $15,606, respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the year ended December 31, 2021 and 2020, $10,742 and $3,597, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. The remaining amounts for the 2020 periods were included within other expense, net in the condensed consolidated statements of operations.
(f)For the three months and year ended December 31, 2021, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended December 31, 2020, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2020, $59,637 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net in the condensed consolidated statements of operations.
(g)Included within compensation and benefits in the condensed consolidated statements of operations.
(h)Included within depreciation and amortization in the condensed consolidated statements of operations.
(i)An estimated normalized effective tax rate of 25.5% have been used to compute adjusted net income for the three months and year ended December 31, 2021 and 2020.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$269,725	$49,896	$—	$319,621
Deferred revenue fair value adjustment (a)	57	—	—	57
Adjusted revenues	$269,782	$49,896	$—	$319,678

Revenues:
Asset-based	$195,918	$—	$—	$195,918
Subscription-based	70,057	48,027	—	118,084
Total recurring revenues	265,975	48,027	—	314,002
Professional services and other revenues	3,750	1,869	—	5,619
Total revenues	269,725	49,896	—	319,621

Operating expenses:
Cost of revenues:
Asset-based	111,888	—	—	111,888
Subscription-based	1,376	7,083	—	8,459
Professional services and other	162	15	—	177
Total cost of revenues	113,426	7,098	—	120,524
Compensation and benefits	73,593	27,651	15,484	116,728
General and administration	36,307	10,285	7,602	54,194
Depreciation and amortization	22,790	6,725	—	29,515
Total operating expenses	$246,116	$51,759	$23,086	$320,961

Income (loss) from operations	$23,609	$(1,863)	$(23,086)	$(1,340)
Add:
Deferred revenue fair value adjustment (a)	57	—	—	57
Depreciation and amortization	22,790	6,725	—	29,515
Non-cash compensation expense (c)	9,707	2,943	5,063	17,713
Restructuring charges and transaction costs (d)	5,746	123	1,406	7,275
Severance (c)	480	382	(13)	849
Accretion on contingent consideration and purchase liability (b)	60	14	—	74
Fair market value adjustment on contingent consideration liability (b)	—	—	—	—
Non-recurring litigation and regulatory related expenses (b)	—	2,432	—	2,432
Non-income tax expense adjustment (b)	(172)	(73)	—	(245)
Income attributable to non-controlling interest	(150)	—	—	(150)
Other	37	—	—	37
Adjusted EBITDA	$62,164	$10,683	$(16,630)	$56,217
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$1,711 included within general and administration expenses and $5,564 included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended December 31, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$215,691	$48,128	$—	$263,819
Deferred revenue fair value adjustment (a)	85	—	—	85
Adjusted revenues	$215,776	$48,128	$—	$263,904

Revenues:
Asset-based	$146,146	$—	$—	$146,146
Subscription-based	64,294	44,786	—	109,080
Total recurring revenues	210,440	44,786	—	255,226
Professional services and other revenues	5,251	3,342	—	8,593
Total revenues	215,691	48,128	—	263,819

Operating expenses:
Cost of revenues:
Asset-based	76,969	—	—	76,969
Subscription-based	1,162	5,398	—	6,560
Professional services and other	28	45	—	73
Total cost of revenues	78,159	5,443	—	83,602
Compensation and benefits	62,792	27,981	7,774	98,547
General and administration	23,322	10,106	8,264	41,692
Depreciation and amortization	20,807	7,777	—	28,584
Total operating expenses	$185,080	$51,307	$16,038	$252,425

Income (loss) from operations	$30,611	$(3,179)	$(16,038)	$11,394
Add:
Deferred revenue fair value adjustment (a)	85	—	—	85
Depreciation and amortization	20,807	7,777	—	28,584
Non-cash compensation expense (c)	8,360	3,267	2,289	13,916
Restructuring charges and transaction costs (d)	1,014	1,815	2,093	4,922
Severance (c)	4,024	2,041	479	6,544
Accretion on contingent consideration and purchase liability (b)	343	37	—	380
Fair market value adjustment on contingent consideration liability (b)	—	(1,049)	—	(1,049)
Non-recurring litigation and regulatory related expenses (b)	—	1,796	—	1,796
Non-income tax expense adjustment (b)	(1,018)	98	—	(920)
Income attributable to non-controlling interest	(727)	—	—	(727)
Other	46	5	—	51
Adjusted EBITDA	$63,545	$12,608	$(11,177)	$64,976
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$4,121 included within general and administration expenses, $833 included within compensation and benefits and $(32) included within other expense, net in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$991,166	$195,351	$—	$1,186,517
Deferred revenue fair value adjustment (a)	284	—	—	284
Adjusted revenues	$991,450	$195,351	$—	$1,186,801

Revenues:
Asset-based	$709,376	$—	$—	$709,376
Subscription-based	267,720	186,269	—	453,989
Total recurring revenues	977,096	186,269	—	1,163,365
Professional services and other revenues	14,070	9,082	—	23,152
Total revenues	991,166	195,351	—	1,186,517

Operating expenses:
Cost of revenues:
Asset-based	393,717	—	—	393,717
Subscription-based	5,154	24,291	—	29,445
Professional services and other	442	119	—	561
Total cost of revenues	399,313	24,410	—	423,723
Compensation and benefits	269,153	105,416	58,260	432,829
General and administration	107,976	35,798	27,883	171,657
Depreciation and amortization	90,073	27,694	—	117,767
Total operating expenses	$866,515	$193,318	$86,143	$1,145,976

Income (loss) from operations	$124,651	$2,033	$(86,143)	$40,541
Add (deduct):
Deferred revenue fair value adjustment (a)	284	—	—	284
Depreciation and amortization	90,073	27,694	—	117,767
Non-cash compensation expense (c)	36,787	12,634	18,599	68,020
Restructuring charges and transaction costs (d)	13,795	242	4,453	18,490
Severance (c)	4,614	4,016	2,717	11,347
Accretion on contingent consideration and purchase liability (b)	632	98	—	730
Fair market value adjustment on contingent consideration liability (b)	—	(1,067)	—	(1,067)
Non-recurring litigation and regulatory related expenses (b)	—	7,591	—	7,591
Non-income tax expense adjustment (b)	(1,507)	160	—	(1,347)
Loss attributable to non-controlling interest	(704)	—	—	(704)
Other	78	—	—	78
Adjusted EBITDA	$268,703	$53,401	$(60,374)	$261,730
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$7,748 included within general and administration expenses and $10,742 included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$806,090	$192,140	$—	$998,230
Deferred revenue fair value adjustment (a)	692	—	—	692
Adjusted revenues	$806,782	$192,140	$—	$998,922

Revenues:
Asset-based	$540,947	$—	$—	$540,947
Subscription-based	248,810	177,697	—	426,507
Total recurring revenues	789,757	177,697	—	967,454
Professional services and other revenues	16,333	14,443	—	30,776
Total revenues	806,090	192,140	—	998,230

Operating expenses:
Cost of revenues:
Asset-based	278,569	—	—	278,569
Subscription-based	4,853	22,081	—	26,934
Professional services and other	75	351	—	426
Total cost of revenues	283,497	22,432	—	305,929
Compensation and benefits	257,698	110,436	30,836	398,970
General and administration	92,680	36,268	31,281	160,229
Depreciation and amortization	80,714	32,947	—	113,661
Total operating expenses	$714,589	$202,083	$62,117	$978,789

Income (loss) from operations	$91,501	$(9,943)	$(62,117)	$19,441
Add (deduct):
Deferred revenue fair value adjustment (a)	692	—	—	692
Accretion on contingent consideration and purchase liability (b)	1,430	258	—	1,688
Depreciation and amortization	80,714	32,947	—	113,661
Non-cash compensation expense (c)	35,797	14,932	8,908	59,637
Restructuring charges and transaction costs (d)	6,878	2,304	10,201	19,383
Non-income tax expense adjustment (b)	514	(93)	—	421
Severance (c)	18,617	4,628	1,865	25,110
Fair market value adjustment on contingent consideration liability (b)	—	(3,105)	—	(3,105)
Non-recurring litigation and regulatory related expenses (b)	—	7,825	—	7,825
Loss attributable to non-controlling interest	(1,830)	—	—	(1,830)
Other	15	5	—	20
Adjusted EBITDA	$234,328	$49,758	$(41,143)	$242,943
(a)$690 included within subscription-based revenues and $2 included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$15,606 included within general and administration expenses, $3,597 included within compensation and benefits and $180 included within other expense, net in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	December 31,	March 31,	June 30,	September 30,	December 31,
	2020	2021	2021	2021	2021
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management ("AUM")	$263,043	$286,039	$315,422	$327,279	$362,038
Assets under Administration ("AUA")	405,365	408,858	426,416	431,040	456,316
Total AUM/A	668,408	694,897	741,838	758,319	818,354
Subscription	3,892,814	4,132,917	4,447,733	4,670,827	4,901,662
Total Platform Assets	$4,561,222	$4,827,814	$5,189,571	$5,429,146	$5,720,016
Platform Accounts
AUM	1,073,122	1,138,183	1,209,761	1,276,066	1,345,274
AUA	1,276,975	1,192,668	1,163,991	1,193,069	1,217,076
Total AUM/A	2,350,097	2,330,851	2,373,752	2,469,135	2,562,350
Subscription	11,079,048	11,453,434	11,712,573	14,810,664	14,986,531
Total Platform Accounts	13,429,145	13,784,285	14,086,325	17,279,799	17,548,881
Advisors
AUM/A	41,206	41,177	41,259	41,696	39,735
Subscription	65,104	65,724	66,597	66,489	68,808
Total Advisors	106,310	106,901	107,856	108,185	108,543

The following table summarizes the changes in AUM and AUA for the three months ended December 31, 2021:

	As of	Gross		Net	Market	Reclass to	As of
	9/30/2021	Sales	Redemptions	Flows	Impact	Subscription	12/31/2021
	(in millions, except account data)
AUM	$327,279	$34,114	$(14,315)	$19,799	$14,960	$—	$362,038
AUA	431,040	30,877	(23,305)	7,572	18,587	(883)	456,316
Total AUM/A	$758,319	$64,991	$(37,620)	$27,371	$33,547	$(883)	$818,354

Fee-Based Accounts	2,469,135			95,120		(1,905)	2,562,350

The above AUM/A gross sales figures include $11.2 billion in new client conversions. We onboarded an additional $45.6 billion in subscription conversions during the fourth quarter, bringing total conversions for the quarter to $56.8 billion.

The following table summarizes the changes in AUM and AUA for the year ended December 31, 2021:

	As of	Gross		Net	Market	Reclass to	As of
	12/31/2020	Sales	Redemptions	Flows	Impact	Subscription	12/31/2021
	(in millions, except account data)
AUM	$263,043	$117,066	$(52,668)	$64,398	$34,597	$—	$362,038
AUA	405,365	116,675	(92,299)	24,376	40,787	(14,212)	456,316
Total AUM/A	$668,408	$233,741	$(144,967)	$88,774	$75,384	$(14,212)	$818,354

Fee-Based Accounts	2,350,097			322,138		(109,885)	2,562,350

The above AUM/A gross sales figures include $34.9 billion in new client conversions. We onboarded an additional $312.4 billion in subscription conversions during 2021, bringing total conversions for the year to $347.3 billion.

Asset and account figures in the “Reclass to Subscription” column for the three months and year ended December 31, 2021 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.